KPMG LLP
345 Park Avenue
New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-103041) on Form S-8 of Provident Financial Services, Inc. of our report dated June 29, 2022, with respect to the financial statements of the Provident Bank 401(k) Plan.

New York, New York
June 29, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.